Exhibit 99.1

EMPLOYMENT AND NON-COMPETITION AGREEMENT

This EMPLOYMENT AND NON-COMPETITION AGREEMENT (this “Agreement”) is made and effective as of June 18, 2012 (the “Effective Date”), by and between Addus HealthCare, Inc., an Illinois corporation (the “Company”), and Inna Berkovich, an individual domiciled in the State of Illinois (the “Executive” and, together with the Company, the “Parties”).

WHEREAS, the Company, its parent, subsidiaries and affiliates (collectively, the “Addus HealthCare Group”) provide home health staffing and home care services to individuals, county and state governments, health maintenance organizations, independent physician associations, insurance companies, facilities, other business purchasers of such services, and to the general public at large.

WHEREAS, the Company desires to employ the Executive as its Chief Information Officer and the Parties desire to enter this Agreement to secure the Executive’s employment, all on the terms and conditions set forth herein.

WHEREAS, by virtue of the Executive’s employment by the Company pursuant to the terms hereof, the Executive will obtain and become privy to certain valuable confidential and proprietary information relating to the Addus HealthCare Group, its customers and employees.

WHEREAS, the Company desired to protect the goodwill and all proprietary rights and information of the Addus HealthCare Group.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound, agree as follows:

1. Term of Employment. The Company hereby employs the Executive, and the Executive hereby accepts employment by the Company, for the period commencing as of the Effective Date of this Agreement and ending on the fourth (4th) anniversary of the Effective Date, or on such earlier date as provided pursuant to the terms and conditions of this Agreement (the “Initial Employment Term”). At the end of the Initial Employment Term, this Agreement shall automatically renew for successive one (1) year terms (each, as may be earlier terminated pursuant to the terms and conditions of this Agreement, an “Additional Employment Term” and, together with the Initial Employment Term, as may be earlier terminated pursuant to the terms and conditions of this Agreement, the “Employment Term”), unless either party provides notice to the other of its or her intention not to renew this Agreement at least thirty (30) days prior to the expiration of the Initial Employment Term or any Additional Employment Term. During the Employment Term, the Executive shall (i) devote substantially all of her professional time, loyalty and efforts to discharge her duties hereunder on a timely basis; (ii) use her best efforts to loyally and diligently serve the business and affairs of the Addus HealthCare Group; and (iii) endeavor in all respects to promote, advance and further the Addus HealthCare Group’s interests in all matters.

2. Employment Duties. The Company will employ the Executive as its Chief Information Officer. The Executive’s principal duties and responsibilities shall be those reflected in the employment description set forth on Exhibit A hereto.

3. Compensation. The Company will pay the Executive as follows during the Employment Term:

(a)	Base Salary. Commencing on the Effective Date of this Agreement, the Company shall pay the Executive a base salary at the annual rate of (i) Two Hundred Twenty Five Thousand Dollars ($225,000) for the first twelve (12) months of continuous employment, (ii) Two Hundred Thirty Five Thousand Dollars ($235,000) for the second twelve (12) months of continuous employment and (iii) Two Hundred Forty Five Thousand Dollars ($245,000) for the third twelve (12) months of continuous employment, which shall be paid in accordance with the normal payroll practices of the Company and shall be subject to applicable withholdings and deductions. Thereafter, the Executive’s base salary shall be subject to review and adjustment by the compensation committee (the “Compensation Committee”) of the board of directors of Addus HomeCare Corporation (“Addus HomeCare”) (the “Board of Directors”) on or about each anniversary of the Effective Date for each year during the Employment Term (as adjusted from time-to-time, the “Base Salary”).

(b)	Bonus. The Executive, at the discretion of the Compensation Committee, shall be eligible (but not entitled) to receive an annual bonus as set forth on Exhibit B hereto. The Compensation Committee, at its sole discretion, may amend the terms of Exhibit B and/or determine the amount of the annual bonus, if any, to which the Executive may become entitled based on such quantitative and qualitative factors or any other factors the Compensation Committee may deem appropriate from time to time. All amounts payable pursuant to this Section 3(b), if any, shall be paid within no more than thirty (30) days after completion of Addus HomeCare’s audited financial statements for the most recently completed fiscal year and shall be subject to applicable withholdings and deductions. Bonus is not salary and is earned on the day it is paid. To be eligible to receive the bonus, the Executive must be actively employed and in good standing and must not have given notice of termination on or prior to such date.

(c)	Options. Attached hereto as Exhibit C is a form of Nonqualified Stock Option Award Agreement pursuant to which, on the Effective Date, Executive will be granted a nonqualified stock option pursuant to Addus HomeCare’s 2009 Stock Incentive Plan to purchase 30,000 shares of Addus HomeCare’s common stock, par value $0.001 per share, provided Executive is then employed by the Company.

4. Expenses. It is recognized that the Executive in the performance of her duties hereunder may be required to expend sums for travel, entertainment and lodging. During the Employment Term, the Company shall reimburse the Executive for reasonable business expenses incurred by her during the Employment Term in connection with the performance of her duties hereunder conditioned upon and subject to the Company’s established policies and procedures, including written receipt from the Executive of an itemized accounting in accordance with the Company’s regular business expense verification practices.

5. Benefits. During the Employment Term, the Executive shall be entitled to benefits under such plans, programs or arrangements as the Board of Directors may establish or maintain from time to time for similarly-situated employees, and in accordance with its policies, which may change at the sole discretion of the Board of Directors. Benefits as of the Effective Date are:

(a)	Four (4) weeks paid vacation during each year of employment. Vacation may be carried over to a subsequent year of employment, up to a maximum of two (2) full years of accrued vacation time thereafter (i.e., no more than six weeks during any calendar year of employment).

(b)	Five (5) days personal/sick leave per year, with pay. Personal/sick days may be carried over to a subsequent year of employment, up to a maximum of two (2) full years of accrued personal/sick days (i.e., no more than ten days).

(c)	Six Company holidays, plus two floating holidays, per year.

(d)	Coverage beginning 30 days after the Effective Date under the health benefit plan provided by the Company, which may change, at the sole discretion of the Board of Directors, from time to time. The Company will cover the Executive and her dependents, if any, during the Employment Term to the same extent and according to the same terms as the Company’s other similarly-situated executives are covered.

(e)	Life insurance policy beginning 30 days after the Effective Date with a face amount of up to five (5) times the Base Salary, provided that the Company shall not be required to spend greater than three percent (3%) of the Base Salary in purchasing such insurance policy.

(f)	Short-term and long-term disability insurance beginning 30 days after the Effective Date to the same extent and according to the same terms as the Company’s other similarly-situated executives are covered, which may change, at the sole discretion of the Board of Directors, from time to time.

(g)	Tuition reimbursement shall be available for courses relevant to the Executive’s position and taken at an accredited institution, subject to prior approval by the Board of Directors.

(h)	Participation in the Company’s 401(k) plan up to the defined Internal Revenue Service limit beginning 30 days after the Effective Date. The Company will match 6% of the Executive’s annual contribution to such plan during the Employment Term, subject to the Company’s established policies and procedures.

(i)	Participation in the Company’s Non-Qualified Excess Plan with a contribution level up to 70% per year of her Base Salary and annual bonus.

6. Termination by Company.

(a)	The Company may terminate the Executive’s employment hereunder at any time for Reasonable Cause. The term “Reasonable Cause” shall be limited to the following:

(i) A material breach or omission by the Executive of any of her duties or obligations under this Agreement (except due to Disability) which Executive shall fail to cure after receipt of written notice of such breach or omission from the Company’s President and Chief Executive Officer (the “CEO”) or Board of Directors, which notice shall designate the period of time within which the breach or omission must be cured to the satisfaction of the CEO or the Board of Directors, as applicable, in order to prevent a termination for Reasonable Cause; provided, however, that Executive shall only be permitted the opportunity to cure such breaches or omissions a total of two times in any twelve-month rolling period;

(ii) The Executive shall willfully engage in any action that materially damages, or that may reasonably be expected to materially damage, the Addus HealthCare Group or the business or goodwill thereof;

(iii) The Executive shall breach her fiduciary duty to the Addus HealthCare Group;

(iv) The Executive shall commit any act involving fraud, the misuse or misappropriation of money or other property of the Addus HealthCare Group, a felony, habitual use of drugs or other intoxicants or chronic absenteeism;

(v) Gross negligence or willful misconduct by the Executive;

(vi) The Executive shall commit acts constituting gross insubordination, such as, without limitation, the intentional disregard of any reasonable directive of the CEO or the Board of Directors; or

(vii) The Executive shall fail to perform any material duty in a timely and effective manner and shall fail to cure any such performance deficiency after receipt of written notice of the deficiency from the CEO or Board of Directors, which notice shall designate the period of time within which the performance deficiency must be cured to the satisfaction of the CEO or the Board of Directors, as applicable, in order to prevent a termination for reasonable cause; provided, however, that Executive shall only be permitted the opportunity to cure performance deficiencies a total of two times in any twelve-month rolling period.

(b)

The Executive’s employment hereunder shall be terminated in the event of her death, and the Company may terminate the Executive’s employment hereunder if the Executive suffers a physical or mental disability (a “Disability”) so that the Executive is or, in the opinion of an independent physician retained by the Company for purposes of this determination will be, unable to perform her duties in a manner satisfactory to the Company for a period of ninety (90) days out of any one hundred eighty (180) consecutive-day period (in which event the Executive shall be deemed to have suffered a permanent Disability).

(c)	The Company may terminate the Executive’s employment hereunder at any time for any other reason, or for no reason.

(d)	Termination of the Executive’s employment for any reason shall terminate the Employment Term but shall not affect the Executive’s obligations pursuant to Section 9 hereof, which obligations shall remain in effect for the period therein provided.

7. Termination by the Executive. The Executive may terminate her employment with the Company (a) for Good Reason (as defined below) or (b) without Good Reason, in each case, upon not less than thirty (30) days prior written notice to the Company; provided, however, that after the receipt of such notice, the Company may, in its discretion accelerate the effective date of such termination at any time by written notice to the Executive. Termination of the Executive’s employment by the Executive shall terminate the Employment Term, but shall not affect the Executive’s obligations under Section 9 hereof, which obligations shall remain in effect for the period therein provided. As used herein, “Good Reason” means (i) any reduction in the Executive’s Base Salary, (ii) any willful breach by the Company of any material term of this Agreement, other than a breach which is remedied by the Company within 10 days after receipt of written notice given by the Executive or (iii) the Company’s provision of written notice to the Executive of its intention not to renew this Agreement upon expiration of the Initial Employment Term or any Additional Employment Term; provided, that any termination of employment for Good Reason pursuant to this clause (iii) shall not become effective until following expiration of the Initial Employment Term or any Additional Employment Term, as applicable.

8. Rights and Obligations Upon Termination.

(a)	If the Executive’s employment is terminated by the Company pursuant to Section 6(a) or 6(b) hereof, the Executive shall have no further rights against the Addus HealthCare Group hereunder, except for the right to receive:

(i) Any unpaid Base Salary under Section 3(a) hereof for any period prior to the effective date of termination;

(ii) Any accrued but unpaid benefits under Section 5 hereof for any period prior to the effective date of termination; and

(iii) In the case of termination pursuant to Section 6(b), eligibility for life or disability insurance benefits described in Sections 5(e) or (f), as applicable.

(b)	If the Executive’s employment is terminated by the Company pursuant to Section 6(c) or by the Executive pursuant to Section 7(a) hereof, the Executive shall be entitled to, in lieu of any further payments to the Executive for periods subsequent to the date of termination:

(i) Any unpaid Base Salary under Section 3(a) hereof for any period prior to the effective date of termination;

(ii) A pro rata portion of the bonus under Section 3(b) hereof based on what Executive would have been entitled to receive pursuant to the Company’s then-effective bonus plan had her employment not been terminated;

(iii) Any accrued but unpaid benefits under Section 5 hereof for any period prior to the effective date of termination;

(iv) Conditioned upon Executive’s strict compliance with the post-employment restrictions described in Section 9 below and subject to applicable withholdings and deductions and early termination upon the Executive’s commencement of employment with a new employer (written notice of which shall be promptly provided by Executive to the Company), severance pay (“Severance Pay”) in an amount equal to (A) one-quarter (1/4) of the Executive’s Annual Cash Compensation (as defined below) to be paid in equal installments on the Company’s regular pay dates over the three (3) month period following termination of the Executive’s employment, plus continuation of all benefits at the level then offered to and enrolled in by the Executive, until the earlier of (x) three (3) months following the termination of the Executive’s employment or (y) the date that the Executive is eligible to receive coverage and benefits from a new employer; provided, however, that (B) if the Executive remains continuously employed by the Company through the date that is twelve (12) months from the Effective Date, the Severance Pay shall be automatically increased from one-quarter (1/4) of the Executive’s Annual Cash Compensation to one-half (1/2) of the Executive’s Annual Cash Compensation, to be paid in equal installments on the Company’s regular pay dates over the six (6) month period following termination of the Executive’s employment, plus continuation of all benefits at the level then offered to and enrolled in by the Executive, until the earlier of (x) six (6) months following the termination of the Executive’s employment or (y) the date that the Executive is eligible to receive coverage and benefits from a new employer; and, further provided that, (C) for every additional twelve-month period the Executive remains continuously employed by the Company thereafter, the Executive shall receive one (1) additional month of Severance Pay (i.e., an additional one-twelfth (1/12) of the Executive’s Annual Cash Compensation) up to a total of twelve (12) total months of severance (i.e., up to an amount not to exceed one (1) year of the Executive’s Annual Cash Compensation), to be paid in equal installments on the Company’s regular pay dates over the number of months of Severance Pay to which Executive has become entitled, plus continuation of all benefits at the level then offered to and enrolled in by the Executive, until the earlier of (x) the number of months of Severance Pay to which Executive has become entitled or (y) the date that the Executive is eligible to receive coverage and benefits from a new employer.

For purposes of this Agreement, “Annual Cash Compensation” shall mean the sum of (a) the highest annual Base Salary in effect for the Executive and (b) the greater of (i) the Executive’s bonus for the most recently-completed year, if any, or (ii) the annualized amount of the Executive’s target bonus for the then current year; provided, however, neither clause (i) nor (ii) shall exceed fifty percent (50%) of the Executive’s current annual Base Salary.

(c)	Notwithstanding anything to the contrary set forth herein, if Executive’s employment is terminated by the Company pursuant to Section 6(c) within one (1) year following a Change in Control (as defined below), Executive shall be entitled to, in lieu of the payments to be made pursuant to Section 8(b)(iv), an amount equal to Executive’s Annual Cash Compensation (subject to applicable withholdings and deductions and early termination upon the Executive’s commencement of employment with a new employer, written notice of which shall be promptly provided by Executive to the Company), less any payment already received pursuant to Section 8(b)(iv), which shall be payable in accordance with the normal payroll practices of the Company in equal installments on the Company’s regular pay dates for one (1) year following termination of the Executive’s employment, plus continuation of all benefits at the level then offered to and enrolled in by the Executive, until the earlier of (x) one (1) year following the termination of the Executive’s employment or (y) the date that the Executive is eligible to receive coverage and benefits from a new employer. As used herein, a “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a trustee or other fiduciary holding securities under an employee benefit plan of Addus HomeCare, or a corporation owned directly or indirectly by the stockholders of Addus HomeCare in substantially the same proportions as their ownership of stock of Addus HomeCare, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Addus HomeCare representing more than 50% of the total voting power represented by Addus HomeCare’s then outstanding securities which vote generally in the election of directors (referred to herein as “Voting Securities”); or (ii) after the date of this Agreement, the stockholders of Addus HomeCare approve (x) a merger or consolidation of Addus HomeCare with any other corporation, other than a merger or consolidation which would result in the Voting Securities of Addus HomeCare outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) more than 50% of the total voting power represented by the Voting Securities of Addus HomeCare or such surviving entity outstanding immediately after such merger or consolidation, or (y) a plan of complete liquidation of Addus HomeCare or an agreement for the sale or disposition by Addus HomeCare of (in one transaction or a series of transactions) all or substantially all of Addus HomeCare’s assets.

(d)	If the Executive’s employment is terminated by the Executive pursuant to Section 7(b) hereof, the Executive or her estate shall have no further rights against the Addus HealthCare Group, except for the right to receive, with respect to the period prior to the effective date of termination:

(i) Any unpaid Base Salary under Section 3(a) for any period prior to the effective date of termination; and

(ii) Any accrued but unpaid benefits under Section 5 hereof for any period prior to the effective date of termination.

Such payments shall be made to the Executive whether or not the Company chooses to utilize the services of the Executive for the required notice period specified in Section 7.

(e)	The Executive acknowledges and agrees that, the Company’s obligations to make payments pursuant to Sections 8(b)(ii), 8(b)(iv) and 8(c) above are expressly conditioned on the Executive timely executing, delivering and not revoking within any prescribed revocation period a customary general release in form and substance satisfactory to the Company.

9. Covenants of the Executive.

(a)	No Conflicts. The Executive represents and warrants that she is not personally subject to any agreement, order or decree, which restricts her acceptance of this Agreement and performance of her duties with the Company hereunder.

(b)	Non-Competition; Non-Solicitation. During the Employment Term and for a period of time following the termination of the Employment Term equal to the greater of (i) one (1) year and (ii) the period of time during which the Executive receives Severance Pay (the “Restrictive Period”), the Executive shall not, without the prior written consent of the Company, directly or indirectly, in any capacity whatsoever, either on her own behalf or on behalf of any other person or entity whom she may manage, control, participate in, consult with, render services for or be employed or associated, compete with the Business (as hereinafter defined) in any of the following described manners:

(i) Engage in, assist or have any interest in, as principal, consultant, advisor, agent, financier or employee, any business entity which is, or which is about to become engaged in, providing goods or services in competition with the Addus HealthCare Group within a geographic radius of thirty (30) miles from any Addus HealthCare Group branch office;

(ii) Solicit or accept any business (or help any other person solicit or accept any business) from any person or entity which on the Effective Date is a customer of the Addus HealthCare Group or which during the Employment Term becomes a customer of the Addus HealthCare Group;

(iii) Induce or attempt to induce any employee of the Addus HealthCare Group to terminate such employee’s relationship with the Addus HealthCare Group or in any way interfere with the relationship between the Addus HealthCare Group and any employee thereof; or

(iv) Induce or attempt to induce any customer, referral source, supplier, vendor, licensee or other business relation of the Addus HealthCare Group to cease doing business with the Addus HealthCare Group, or in any way interfere with the relationship between any such customer, referral source, supplier, vendor, licensee or business relation, on the one hand, and the Addus HealthCare Group, on the other hand.

For purposes hereof, the term “Business” means the business of providing home care services of the type and nature that the Addus HealthCare Group then performed and/or any other business activity in which the Addus HealthCare Group then performed or program or service then under active development proposed to be performed and/or any other business activity in which the Addus HealthCare Group becomes engaged in on or after the date hereof while the Executive is employed by the Company.

Notwithstanding the foregoing provisions, nothing herein shall prohibit the Executive from owning 1% or less of any securities of a competitor, if such securities are listed on a nationally recognized securities exchange or traded over-the-counter. If, at the time of enforcement of this Section 9(b), a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties agree that the maximum period, scope or geographic area reasonable under such circumstances shall be substituted for the stated period, scope or area determined to be reasonable under the circumstances by such court.

(c)

Non-Disclosure. The Executive recognizes and acknowledges that she will have access to certain confidential and proprietary information of Addus HealthCare Group, including, but not limited to, trade secrets and other proprietary commercial information, and that such information constitutes valuable, special and unique property of Addus HealthCare Group. The Executive agrees that she will not, for any reason or purpose whatsoever, except in the performance of her duties hereunder, or as required by law, disclose any of such confidential information to any person, entity or governmental authority without express authorization of the Company. The Executive further agrees that she shall not, at any time during the Employment Term or thereafter, without the express prior written consent of the Company, directly or indirectly, in any capacity whatsoever, either on her own behalf or on behalf of any other person or entity that she manages, controls, participates in, consults with, renders services for or is employed by or associated with, disclose or use, except when necessary to further the interests of the Business, any Trade Secret (as hereafter defined) of the Addus HealthCare Group, whether such Trade Secret is in the Executive’s memory or embodied in writing or other physical form. For purposes of this Agreement, “Trade Secret” means any information, not generally known to, and not readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and is the subject of efforts to maintain its secrecy that are reasonable under the circumstances, including, but not limited to, (i) trade secrets, (ii) information concerning the business or affairs of the Addus HealthCare Group, including its products or services, fees, costs, and pricing structures, charts, manuals and documentation, databases, accounting and business models, designs, analyses, drawings, photographs and reports, computer software, copyrightable works, inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, sales records and other proprietary commercial information; (iii) information concerning actual and prospective clients and customers of the Addus HealthCare Group, including client and customer lists and other compilations; and, (iv) information concerning employees, contractors and vendors of the Addus HealthCare Group, including personal information and information concerning the compensation or other terms of employment of such individuals. “Trade Secret,” however, shall not include general “know-how” information acquired by the Executive during the course of her employment which could have been obtained by her from public sources without the expenditure of significant time, effort and expense.

(d)	Covenant Regarding Confidential and Proprietary Information.

The Executive will promptly disclose in writing to the Company each improvement, discovery, idea, invention, and each proposed publication of any kind whatsoever, relating to the Business made or conceived by the Executive either alone or in conjunction with others while employed hereunder if such improvement, discovery, idea, invention or publication results from or was suggested by such employment (whether or not patentable and whether or not made or conceived at the request of or upon the suggestion of the Company, and whether or not during her usual hours of work, whether in or about the premises of the Addus HealthCare Group and whether prior or subsequent to the execution hereof). The Executive will not disclose any such improvement, discovery, idea, invention or publication to any person, entity or governmental authority, except to the Company. Each such improvement, discovery, idea, invention and publication shall be the sole and exclusive property of, and is hereby assigned by the Executive to, the Company, and at the request of the Company, the Executive will assist and cooperate with the Company and any person or entity from time to time designated by the Company to obtain for the Company or its designee the grant of any letters patent in the United States of America and/or such other country or countries as may be designated by the Company, covering any such improvement, discovery, idea, invention or publication and will in connection therewith execute such applications, statements, assignments or other documents, furnish such information and data and take all such other action (including, without limitation, the giving of testimony) as the Company may from time to time reasonably request. The foregoing provisions of this Section 9(d) shall not apply to any improvement, discovery, idea, invention of publication for which no equipment, supplies, facilities or confidential and proprietary information of Addus HealthCare Group was used and which was developed entirely on the Executive’s own time, unless (x) the improvement, discovery, idea, invention or publication relates to the Business or the actual or demonstrably anticipated research or development of the Business, or (y) the improvement, discovery, idea, invention or publication results from any work performed by the Executive for the Addus HealthCare Group.

(e)	Non-Disparagement. The Executive agrees that, during the Employment Term and the Restrictive Period, she will not make any statement, either in writing or orally, that is communicated publicly or is reasonably likely to be communicated publicly, and that is reasonably likely to disparage or otherwise harm the business or reputation of the Addus HealthCare Group, or the reputation of any of its current or former directors, officers, employees or stockholders.

(f)	Return of Documents and Other Property. Upon termination of employment, the Executive shall return all originals and copies of books, records, documents, customer lists, sales materials, tapes, keys, credit cards and other tangible property of Addus HealthCare Group within the Executive’s possession or under her control.

(g)	Remedies for Breach. In the event of a breach or threat of a breach of the provisions of this Section 9, the Executive hereby acknowledges that such breach or threat of a breach will cause the Company to suffer irreparable harm and that the Company shall be entitled to an injunction restraining the Executive from breaching such provisions; but the foregoing shall not be construed as prohibiting the Company from having available to it to any other remedy, either at law or in equity, for such breach or threatened breach, including, but not limited to, the immediate cessation of employment and any remaining Severance Pay and benefits pursuant to Section 8 and the recovery of damages from the Executive and the notification of any employer or prospective employer of the Executive as to the terms and conditions hereof (without limiting or affecting the Executive’s obligations under the other paragraphs of this Section 9).

(h)	Acknowledgment. The Executive acknowledges that she will be directly and materially involved as a senior executive in all important policy and operational decisions of Addus HealthCare Group. The Executive further acknowledges that the scope of the foregoing restrictions has been specifically bargained between the Company and the Executive, each being fully informed of all relevant facts. Accordingly, the Executive acknowledges that the foregoing restrictions of this Section 9 are fair and reasonable, are minimally necessary to protect Addus HealthCare Group, its stockholders and the public from the unfair competition of the Executive who, as a result of her employment with the Company, will have had access to the most confidential and important information of Addus HealthCare Group, its Business and future plans. The Executive furthermore acknowledges that no unreasonable harm or injury will be suffered by her from enforcement of the covenants contained herein and that she will be able to earn a reasonable livelihood following termination of her employment notwithstanding enforcement of the covenants contained herein.

(i)	Right of Set Off. In the event of a breach by the Executive of the provisions of this Agreement, the Company is hereby authorized at any time and from time to time, to the fullest extent permitted by law, and after ten (10) days prior written notice to the Executive, to set-off and apply any and all amounts at any time held by the Company on behalf of the Executive and all indebtedness at any time owing by the Addus HealthCare Group to the Executive against any and all of the obligations of the Executive now or hereafter existing.

10. Prior Agreement. This Agreement supersedes and is in lieu of any and all other employment arrangements between the Executive and the Company or its predecessor or any subsidiary and any and all such employment agreements and arrangements are hereby terminated and deemed of no further force or effect.

11. Assignment. Neither this Agreement nor any rights or duties of the Executive hereunder shall be assignable by the Executive and any such purported assignment by her shall be void. The Company may assign all or any of its rights hereunder.

12. Notices. Unless specified in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed given upon receipt or refusal thereof if delivered personally, sent by overnight courier service, mailed by registered or certified mail (return receipt requested), postage prepaid, or emailed to the other party’s email address on the Company’s computer network. Notice to their party hereto, if mailed or sent by overnight courier service, shall be to the following addresses:

(a)	if to the Executive, to:

Inna Berkovich

1920 Deercrest Lane

Northbrook, Illinois 60062

(b)	if to the Company, to:

Addus HealthCare, Inc.

2401	South Plum Grove Road

Palatine, IL 60067

Attention: CEO

with a copy, which shall not constitute notice, to:

Winston & Strawn LLP

200 Park Avenue

New York, NY 10166

Attention: Bradley Vaiana, Esq. and Jennifer Kurtis, Esq.

Telephone: (212) 294-6700

Facsimile: (212) 294-4700

E-mail: bvaiana@winston.com and jkurtis@winston.com

Any party may change their address for notice by giving all other parties notice of such change pursuant to this Section 12.

13. Amendment. This Agreement may not be changed, modified or amended except in writing signed by both parties to this Agreement.

14. Waiver of Breach. The waiver by either party of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party.

15. Invalidity of Any Provision. The provisions of this Agreement are severable, it being the intention of the parties hereto that should any provision hereof be invalid or unenforceable, such invalidity or enforceability of any provisions shall not effect the remaining provisions hereof, but the same shall remain in full force and effect as if such invalid or unenforceable provision or provisions were omitted.

16. Governing Law. This Agreement shall be governed by, and construed, interpreted and enforced in accordance with the laws of the State of Illinois as applied to agreements entirely entered into and performed in Illinois by Illinois residents exclusive of the conflict of laws provisions of any other state.

17. Arbitration. Any controversy or claim arising out of or relating to this Agreement (including, without limitation, as to arbitrability and any disputes with respect to the Executive’s employment with the Company or the termination of such employment), or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect as of the date of filing of the arbitration administered by a person authorized to practice law in the State of Illinois and mutually selected by the Company and the Executive (the “Arbitrator”). If the Company and the Executive are unable to agree upon the Arbitrator within fifteen (15) days, they shall each select an arbitrator within fifteen (15) days, and the arbitrators selected by the Company and the Executive shall appoint a third arbitrator to act as the Arbitrator within fifteen (15) days (at which point the Arbitrator alone shall judge the controversy or claim). The arbitration hearing shall commence within ninety (90) calendar days after the Arbitrator is selected, unless the Company and the Executive mutually agree to extend this time period. The arbitration shall take place in Chicago, Illinois. The Arbitrator will have full power to give directions and make such orders as the Arbitrator deems just. Nonetheless, the Arbitrator explicitly shall not have the authority, power, or right to alter, change, amend, modify, add, or subtract from any provision of this Agreement except pursuant to Section 15. The Arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the Arbitrator’s award or decision is based within thirty (30) days after the conclusion of the arbitration hearing. The agreement to arbitrate will be specifically enforceable. The award rendered by the Arbitrator shall be final and binding (absent fraud or manifest error), and any arbitration award may be enforced by judgment entered in any court of competent jurisdiction. The Company and the Executive shall each pay one-half of the fees of the Arbitrator.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ADDUS HEALTHCARE, INC.

By:	/s/ Mark S. Heaney

Name:	Mark S. Heaney
Title:	President & Chief Executive Officer

/s/ Inna Berkovich
Inna Berkovich

Signature page to Employment Agreement

Exhibit A

Employment Duties

The Executive shall have those duties set forth below in “Chief Information Officer Job Description” and such other duties and responsibilities which are assigned to the Executive by the President and CEO or the Board of Directors and which are appropriate for the position of the Executive.

The Executive shall be subject to the authority of the Board of Directors and shall report directly to the President and CEO of the Company. The Executive shall also perform such further duties as are incidental to or implied from the foregoing, consistent with the background, training, and qualifications of the Executive or which may be reasonably determined by the CEO or the Board of Directors to be in the best interests of the Addus HealthCare Group.

The Executive shall have the authority to recommend and implement appropriate corporate policies and procedures, and execute employment, procurement and other appropriate decisions, in each case, commensurate with her role as Chief Information Officer, subject to oversight by the President and CEO and Board of Directors.

The Company may, at its sole discretion, (i) re-assign the Executive within the Company’s organization structure, (ii) change her job description within the same professional level, (iii) change her work location within fifty (50) miles of the Company’s corporate office in Palatine, Illinois upon six (6) months’ notice, and (iv) add to or delete from her duties under this Agreement without affecting the enforceability and conditions of this Agreement.

Job Description

Chief Information Officer

Addus HealthCare, Inc.

Position Summary

The Chief Information Officer (“CIO”) will be a visionary that will leverage Information Technology (“IT”) systems to lead the Company to the next stage of its evolution. The CIO will be responsible for providing the strategic vision and leadership for the Company’s information systems function, and directing the development and execution of all IT programs and initiatives. The CIO will direct the planning and implementation of enterprise IT systems in support of business operations, and the development of IT solutions to improve business development, service quality and cost control.

Senior management views IT as a critical competitive advantage and, because of this, the CIO and the information services department are viewed as potentially having a significant impact on the Company’s future growth and success. The CIO will develop an overall information systems plan for the Company that will align information services’ priorities and capabilities with the needs of the business. In carrying out these responsibilities, the CIO will work closely with other Company executives, serve as a key member of the senior management team, and communicate the “vision” for information services within the Company. The CIO must be able to develop and maintain excellent working relationships with the executive team and, in essence, be viewed as a business partner by the users. The CIO will ensure that the Company’s return on the investment in information systems and network-based technologies are maximized. She will also ensure that the IT function is customer service oriented and that solutions implemented are user friendly and employees are well trained in the systems to optimize its benefits.

The CIO will be expected to anticipate changes in the business and routinely identify opportunities to use new information systems technology as a means of maximizing productivity and profitability in all areas. She will serve as a counselor to and catalyst for other senior executives in identifying areas for IT improvement that will result in operational efficiencies, increased productivity and profitable use of evolving information systems and communications technologies. She will work with other executives in the Company to continually prioritize the information systems needs of the Company and will recommend specific new IT enhancement and implementation projects. It will be critical for this individual to maintain an awareness of evolving technologies and be able to determine how they might be utilized to solve overall business problems.

Key Responsibilities

Strategy & Planning

•	As a member of the senior executive team, support the Company’s strategic and operational governance processes.

•	Create a technology vision that establishes the strategic, tactical and philosophical framework for the Information Systems Department functions.

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Lead the Information Systems Department strategic and operational planning process in support of the Company’s objectives, promoting innovation, prioritizing initiatives, and coordinating the evaluation, deployment and management of current and future IT systems across the organization.

•	Establish annual Information Systems Department objectives, and direct the development and revision of operating policies and procedures.

•	Develop and maintain an Information Systems Department organizational structure and a strong team that supports the IT needs of the business.

•	Identify opportunities for the appropriate and cost-effective investment of financial resources in IT systems and resources, including staffing, sourcing, purchasing and in-house development.

•	As appropriate, assess and recommend on the improvements/re-engineering of the Information Systems organization.

•	Develop, monitor and control the Information Systems annual operating and capital budgets, and develop business case justifications and cost/benefit analyses for IT spending and initiatives.

•	Direct the development and execution of an enterprise-wide disaster recovery and business continuity plan.

Acquisition, Development & Deployment

•	Coordinate and facilitate consultation with stakeholders to define business and systems opportunities and requirements for new technology implementations.

•	Approve, prioritize and control projects and the project portfolio as they relate to the selection, acquisition, development and installation of major information systems.

•	Review hardware and software acquisition and maintenance contracts, and pursue master agreements to capitalize on economies of scale.

•	Define and communicate Company plans, policies and standards for acquiring, implementing, and operating IT systems.

•	Document, present, and communicate information system implementation project status and budgets in a clear and concise manner both formally and informally.

Operational Management

•	Ensure continuous delivery of IT services through oversight of service level agreements with end users and monitoring of IT systems performance.

•	Ensure IT policies, procedures and systems comply with HIPAA and Sarbanes-Oxley requirements, as well as other applicable laws and regulations.

•	Establish lines of control for current and proposed information systems.

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Keep current with trends and issues in IT and the healthcare industry, including current and emerging technologies, opportunities and risks pertinent to the current and future interests of the Company. Advise, counsel, and educate executives and management on the competitive or financial impact of these trends and issues.

•	Promote and oversee strategic relationships between internal IT resources and external entities, including government, vendors and partner organizations.

•	Direct the recruitment, development and retention of Information Systems Department staff in accordance with corporate budgetary objectives and personnel policies.

Exhibit B

Bonus

The Executive is eligible to receive a bonus in an amount equal to up to forty percent (40%) of the Executive’s annual Base Salary during the applicable calendar year, based on the Company’s evaluation of the Executive’s performance compared to established Company and/or individual objectives at the target levels, and up to 70% of the Executive’s annual Base Salary for performance against established objectives at the maximum levels, in each case, at the discretion of the Board of Directors. The Board of Directors shall review and establish the objectives and target levels annually.